SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of July 20, 2012, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent” and a Guarantor, as defined in the Indenture referred to herein), Sabra Texas Properties, L.P., a Texas limited partnership, Sabra Texas GP, LLC, a Texas limited liability company, Sabra Texas Holdings, L.P., a Texas limited partnership, Sabra Texas Holdings GP, LLC, a Texas limited liability company, Sabra Health Care Delaware, LLC, a Delaware limited liability company, Sabra Health Care Virginia, LLC, a Delaware limited liability company, Sabra Health Care Pennsylvania, LLC, a Delaware limited liability company, Sabra Health Care Northeast, LLC, a Delaware limited liability company, (each, a “Guaranteeing Subsidiary” and, together the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH
WHEREAS, the Issuers, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of October 27, 2010 providing for the issuance of 8.125% Senior Notes due 2018 (the “Notes”);
WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances each the Parent shall not permit any future Guaranteeing Subsidiary of the Issuers to Guarantee any Indebtedness of the Issuers unless such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guaranty”);
WHEREAS, pursuant to Section 10.03 of the Indenture, each Guaranteeing Subsidiary is required to endorse a notation of its Note Guaranty substantially in the form included in Exhibit D to the Indenture;
WHEREAS, pursuant to Section 9.01 and 9.06 of the Indenture, the Trustee is authorized and directed to execute and deliver this Second Supplemental Indenture; and
WHEREAS, all the conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuers, the Parent, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTY. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guaranty, on and subject to the terms, conditions and limitations set forth in the Guaranty and in the Indenture, including, but not limited, to Article Ten thereof and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.
3.    NOTATION OF GUARANTY. Each Guaranteeing Subsidiary hereby agrees that a notation of such Note Guaranty substantially in the form included in Exhibit D to the Indenture shall be endorsed by an Officer of such Guaranteeing Subsidiary in accordance with the requirements of Section 10.03 of the Indenture.
4.    NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Issuers and the Parent.
8.    REPRESENTATIONS AND WARRANTIES. The Issuers, the Parent, each Guarantor and each Guaranteeing Subsidiary hereby represents and warrants to the Trustee and the Holders that all the conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument, enforceable in accordance with its terms, have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as Issuer,
by
/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION, as Issuer,
by
/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor,
by
/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA HEALTH CARE LLC,
as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE HOLDINGS I, LLC,
as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE HOLDINGS II, LLC
as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
ORCHARD RIDGE NURSING CENTER LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
NEW HAMPSHIRE HOLDINGS LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

OAKHURST MANOR NURSING CENTER LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SUNSET POINT NURSING CENTER LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
CONNECTICUT HOLDINGS I LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
WEST BAY NURSING CENTER LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
HHC 1998-I TRUST,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

NORTHWEST HOLDINGS I LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
395 HARDING STREET, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
1104 WESLEY AVENUE, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
KENTUCKY HOLDINGS I, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA LAKE DRIVE, LLC (FKA PEAK MEDICAL OKLAHOMA HOLDINGS-LAKE DRIVE, INC.),
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

BAY TREE NURSING CENTER LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE HOLDINGS III, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE HOLDINGS IV, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA IDAHO, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA CALIFORNIA II, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA NEW MEXICO, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA CONNECTICUT II, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA OHIO, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA KENTUCKY, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA NC, LLC,
as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA TEXAS PROPERTIES, L.P.,
a Texas limited partnership
as a Guaranteeing Subsidiary
By: Sabra Texas GP, LLC,
Its General Partner

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA TEXAS GP, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA TEXAS HOLDINGS, L.P.,
a Texas limited partnership
as a Guaranteeing Subsidiary
By: Sabra Texas Holdings GP, LLC,
Its General Partner

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA TEXAS HOLDINGS GP, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE DELAWARE, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA HEALTH CARE VIRGINIA, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE PENNSYLVANIA, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary
SABRA HEALTH CARE NORTHEAST, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.

Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
by
/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature Page to Second Supplemental Indenture]